FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                     REFAC
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            (Exact name of registrant as specified in its charter)



                Delaware                                 13-1681234
(State of incorporation or organization)   (I.R.S. Employer Identification No.)



 115 River Road - Suite 110, Edgewater, New Jersey         07020-1099
(Address of principal executive offices)                  (Zip Code)



        If this form relates to the                          If this form relates to the registration
      registration of a class of debt                     of a class of debt securities and is to become
  securities and is effective upon filing                effective simultaneously with the effectiveness
pursuant to the General Instruction A(c)(1)              of a concurrent registration statement under the
   please check the following box. [  ]                     Securities Act of 1933 pursuant to General
                                                               Instruction A(c)(2) please check the
                                                                       following box. [  ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange on which
Title of each class to be so registered          each class is to be registered

             Common Stock,                              American Stock Exchange
      par value $0.001 per share


       Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
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                               (Title of Class)


         On February 28, 2003, Palisade Merger Corp., a Delaware corporation, merged with and into the Registrant, and all of the outstanding shares of common stock of the Registrant were cancelled. For every share of common stock of the Registrant held immediately prior to the closing of the merger on February 28, 2003, stockholders (other than Palisade, Merger Sub, their affiliates and any holders who exercise appraisal rights) of the Registrant will receive $3.60 in cash, 0.2 new shares of common stock of the Registrant, par value $0.001 per share and the Payment Right (as defined below).

         In addition to the rights described below, the stockholders (other than Palisade, Merger Sub, their affiliates and any holders who exercise appraisal rights) of the Registrant at the effective time of this merger will also have the right to sell the new shares of common stock of the Registrant they received in the merger to the Registrant at a price to be determined based upon the Registrant's liquid distributable assets as of March 31, 2003 and June 30, 2005 (the "Payment Right"), pursuant to the Agreement and Plan of Merger by and among the Registrant, Palisade Concentrated Equity Partnership, L.P. and Palisade Merger Corp., dated as of August 19, 2002 (the "Merger Agreement"), as amended. The Merger Agreement and the amendments thereto are attached hereto as Exhibits 3 through 6. The Payment Right is specifically limited only to those holders of Registrant's common stock who were stockholders of the Registrant at the effective time of the merger, and who also (i) hold their new shares of common stock of the Registrant received in the merger continuously until June 30, 2005 and (ii) tender those shares in accordance with the Merger Agreement, as amended.

         In connection with the merger, each outstanding share of Palisade Merger Corp. was converted into one share of new common stock of the Registrant. Consequently, Palisade Concentrated Equity Partnership L.P., the parent company of Palisade Merger Corp., held 2,837,000 shares of new common stock of the Registrant immediately following the merger.

Item 1.           Description of Registrant's Securities to be Registered.

DESCRIPTION OF SECURITIES:

         Under the Registrant's Certificate of Incorporation, the Registrant is authorized to issue 20,000,000 shares of common stock, par value $0.001 per share.

         Each holder of the Registrant's common stock is entitled to one vote for each share held of record on all matters to be voted upon by the Registrant's stockholders. There are no cumulative voting rights with respect to the election of directors, with the result that the holders of more than a plurality of the shares of common stock voting for the election of directors can elect all of the directors then standing for election. Subject to any preferential rights of the holders of preferred stock that may be issued and outstanding, holders of the Registrant's common stock are entitled to receive ratable dividends, if any, as may be declared from time to time by the Registrant's board of directors out of funds legally available for that purpose. In the event of the Registrant's liquidation, dissolution or winding-up, holders of common stock would be entitled to share in the assets remaining after the payment of liabilities and liquidation preferences on any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Registrant's common stock. All outstanding shares of the Registrant's common stock are fully paid and non-assessable.

         The rights of holders of the Registrant's Common Stock may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class, through the issuance by the registrant pursuant to its Restated Certificate of Incorporation of shares of its preferred stock, par value $0.001 per share ("Preferred Stock"). Preferred Stock is issuable in classes or series and to fix the voting powers and any designations, preferences, qualifications, limitations, restrictions and relative, participating, conditional or other special rights of any such class or series of Preferred Stock as stated and expressed in the resolution providing for such issue of Preferred Stock adopted by the Registrant's Board of Directors.

RESTRICTIVE PROVISIONS OF THE REGISTRANT'S CERTIFICATE OF INCORPORATION AND
BYLAWS

         The Registrant's Certificate of Incorporation provides for a classified board of directors whereby the board is divided into three classes of directors of as nearly equal numbers as reasonably possible. Each class of directors serves a staggered three-year term of office such that the term of office of one class expires at each annual meeting of the Registrant. In addition, the Bylaws provide that a director may be removed from office for cause at any meeting of the stockholders called for such purpose on the affirmative vote of a majority of the then existing shares outstanding. The Bylaws also provide that the Registrant will hold a special meeting of stockholders if called by the Registrant's Board of Directors, President or Secretary, or at the request of stockholders owning a majority of the shares of capital stock of the Registrant issued and outstanding and entitled to vote. These provisions limit the ability of a person to effectuate a change of a majority of the board of directors at any single annual or special meeting of shareholders, and may discourage or deter a person from conducting a solicitation of proxies to elect its own slate of directors or from otherwise attempting to obtain control of the Registrant, even if the conduct of such solicitation or such attempt might be beneficial to the Registrant and its stockholders.

     The Registrant's Bylaws also provide that the holders of at least 55% of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business. The Registrant's Bylaws also provide that at any meeting of stockholders all matters, other than the election of directors, shall be decided by a vote of the holders of at least 55% of the shares of capital stock issued and outstanding, cast by the stockholders present in person or represented by proxy and entitled to vote.


Item 2.       Exhibits.

1.            Restated Certificate of Incorporation of the Registrant.

2.            Bylaws of the Registrant.

3.            Agreement and Plan of Merger (incorporated by reference to Exhibit
              10.1 to the Current Report on Form 8-K filed on August 21, 2002.)

4. Amendment No. 1 to the Agreement and Plan of Merger (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 24, 2002.)

5. Amendment No. 2 to the Agreement and Plan of Merger (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 16, 2002.)

6. Amendment No. 3 to the Agreement and Plan of Merger (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 23, 2003.)


                                  SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          REFAC



                                          By: /s/ Robert L. Tuchman
                                              ________________________________
                                              Robert L. Tuchman
                                              Chief Executive Officer



Dated:  February 28, 2003

                                                                       EXHIBIT 1


                             RESTATED CERTIFICATE OF
                                INCORPORATION OF
                                      REFAC

         First. The name of the Corporation is Refac (the "Corporation").

         Second. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         Fourth. The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares of Common Stock, par value of $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share, making a total of 21,000,000 shares of stock.

                           The Board of Directors shall have the power by
resolution to issue from time to time in whole or in part the kinds and classes of shares of stock herein authorized. The voting powers and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock and the Common Stock are as follows:

                           A.       Preferred Stock

                           (a) The Board of Directors is hereby authorized by
resolution to divide and issue the shares of Preferred Stock in classes or series and to fix the voting powers and any designations, preferences, qualifications, limitations, restrictions and relative, participating, conditional or other special rights of any such class or series of Preferred Stock as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors is hereby further authorized by resolution (i) to increase or decrease the authorized number of shares of each class or series (but not below the number of shares then outstanding), and (ii) unless stockholder approval is otherwise required by the laws of the State of Delaware, to modify or adjust the voting powers, the stated value, the dividend rate, the liquidation preferences, the redemption price and the conversion price of any class or series, or any or all of the foregoing, so as to maintain the relative rights of any such class or series with those of the other classes or series of stock of the Corporation.

                           (b) The holders of Preferred Stock of any class or of
any series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, payable in preference to, or in such relation to, the dividends payable on any other class or classes or of any other series of stock, and cumulative or non-cumulative as shall be so stated and expressed. When dividends upon the Preferred Stock, if any, to the extent of the preference to which such stock is entitled, shall have been paid or declared and set apart for payment, a dividend on the remaining class or classes or series of stock may then be paid out of the remaining assets of the Corporation available for dividends as provided by law.

                           (c) The holders of Preferred Stock of any class or of
any series thereof shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

                           (d) Any Preferred Stock of any class or of any series
thereof may be made convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

                           (e) Any Preferred Stock of any class or of any series
thereof may be made redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, at such time or times, such price or prices, or such rate or rates, and with such adjustments, as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

                           (f) The holders of Preferred Stock of any class or of
any series thereof shall have full, limited, multiple, fractional, conditional or no voting rights as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

                           B.       Common Stock

                           (a) The holders of shares of Common Stock shall be
entitled to receive such dividends as may be declared by the Board of Directors.

                           (b) In the event of voluntary or involuntary
liquidation of the Corporation, the holders of shares of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of shares of Preferred Stock are entitled have been paid or set aside in cash for payment.

                           (c) Each holder of record of each share of Common
Stock shall be entitled to one vote for each such share standing in such holder's name on the books of the Corporation.

         Fifth. The directors of the Corporation shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the annual meeting of stockholders next ensuing, the initial term of office of the second class of directors to expire one year thereafter and the initial term of office of the third class of directors to expire two years thereafter, in each case upon the election and qualification of their successors. Commencing with the 2003 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Unless and to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         Sixth. In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation shall be authorized to make, alter, or repeal the By-Laws of the Corporation as and to the extent permitted therein.

         Seventh. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No repeal or modification of this Article Seventh shall adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.

         Eighth. The Corporation shall indemnify and advance expenses to any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify and advance expenses to any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), to the fullest extent permissible under Delaware law, as then in effect. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of any indemnified person existing at the time of such repeal or modification. The rights to indemnification and to the advancement of expenses conferred in this Article Eighth shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

         Ninth. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         Tenth. The Corporation shall not be subject to or governed by Section 203 of the Delaware General Corporation Law.

                                                                       EXHIBIT 2



                                     BY-LAWS

                                       OF

                                      REFAC


                                    ARTICLE I

                                     OFFICES

         Section 1.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in such state of the corporation or individual acting as the Corporation's registered agent in Delaware.

         Section 1.2. Other Offices. In addition to its registered office in the State of Delaware, the Corporation may have an office or offices in such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

         Section 2.1. Time and Place. All meetings of the stockholders of the Corporation shall be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held at such date, time and place, either within or without the State of Delaware, as shall be determined by the Board of Directors and stated in the notice of meeting.

         Section 2.3. Special Meetings of Stockholders. Special meetings of stockholders for any purpose or purposes if not otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors, the President, or the Secretary and shall be called by the President or Secretary at the request of stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at a meeting of stockholders. Such request shall state the purpose or purposes of the proposed meeting. The time of any such special meeting shall be fixed by the officer calling the meeting and shall be stated in the notice of such meeting, which notice shall specify the purpose or purposes thereof. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.

         Section 2.4. Notice of Meetings. Notice of the time and place of every annual or special meeting of the stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, in the manner prescribed by Section 6.1 of these By-Laws, except that where the matter to be acted upon is a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.

         Section 2.5. Quorum and Adjournment of Meetings. The holders of at least 55% of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Certificate of Incorporation. If the holders of the requisite number of shares shall not be present in person or represented by proxy at any meeting of the stockholders at which action is to be taken by the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until holders of the requisite number of shares of stock entitled to vote shall be present or represented by proxy. At such adjourned meeting at which such holders of the requisite number of shares of capital stock shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

         Section 2.6. Vote Required. At any meeting of stockholders, directors shall be elected by a plurality of votes, and all other matters shall be decided by a vote of the holders of at least 55% of the shares of capital stock issued and outstanding, cast by the stockholders present in person or represented by proxy and entitled to vote, unless the matter is one for which, by express provisions of statute, of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

         Section 2.7. Voting. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. To determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date which shall be not more than sixty days nor less than ten days before the date of such meeting. Except as otherwise provided by the Certificate of Incorporation or by statute, each stockholder of record shall be entitled to one vote for each outstanding share of capital stock standing in his or her name on the books of the Corporation as of the record date. A complete list of the stockholders entitled to vote at any meeting of stockholders arranged in alphabetical order with the address of each and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, at the locations specified by the Delaware General Corporation Law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.8. Proxies. Each proxy shall be in writing executed by the stockholder giving the proxy or his or her duly authorized attorney. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

         Section 2.9. Consents. The provision of these By-Laws covering notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1. Board of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.2. Number; Election and Tenure. The number of directors shall be fixed initially by the incorporator of the Corporation and thereafter such number may be increased from time to time by the stockholders or by the Board of Directors or may be decreased by the stockholders. Except as provided by law or these By-Laws, directors shall be elected each year at the annual meeting of stockholders. The directors of the Corporation shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the annual meeting of stockholders next ensuing, the initial term of office of the second class of directors to expire one year thereafter and the initial term of office of the third class of directors to expire two years thereafter, in each case upon the election and qualification of their successors. Commencing with the 2003 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         Section 3.3. Resignation and Removal. A director may resign at any time by giving written notice to the Board of Directors or to the President of the Corporation. Such resignation shall take effect upon receipt thereof by the Board of Directors or by the President, unless otherwise specified therein. Any one or more of the directors may be removed for cause at any time by the affirmative vote of a majority of the then existing shares outstanding at any meeting of the stockholders called for such purpose.

         Section 3.4. Vacancies. A vacancy occurring for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, or by the stockholders.

         Section 3.5. Compensation. Each director shall receive for services rendered as a director of the Corporation such compensation as may be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

         Section 4.1. Time and Place. Meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, and within or without the United States of America, as shall be determined in accordance with these By-Laws.

         Section 4.2. Annual Meeting. Immediately after and at the place of the annual meeting of the stockholders, or at such other place as the Board of Directors may designate, a meeting of the newly elected Board of Directors for the purpose of organization and the election of officers and otherwise may be held. Such meeting may be held without notice.

         Section 4.3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice, at such time and place as shall, from time to time, be determined by the Board of Directors.

         Section 4.4. Special Meetings. Special meetings of the Board of Directors may be held at any time and place as shall be determined by resolution of the Board of Directors or upon the call of the President, the Secretary, or any member of the Board of Directors on two days notice to each director by mail or on one day's notice personally or by telecopy, telephone or telegraph. Meetings of the Board of Directors may be held at any time without notice if all the directors are present, or if those not present waive notice of the meeting in writing, either before or after the meeting.

         Section 4.5. Quorum and Voting. A majority of the entire Board of Directors shall constitute a quorum at any meeting of the Board of Directors and the act of a majority of the directors shall be the act of the Board of Directors, except as may otherwise be specifically provided by law, the Certificate of Incorporation or by these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, the director or directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

         Section 4.6. Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing, and such writing or writings are filed with the minutes of the proceedings of the Board of Directors.

         Section 4.7. Telephonic Meetings of Directors. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE V

                             COMMITTEES OF THE BOARD

         Section 5.1. Designation and Powers. The Board of Directors may in its discretion designate one or more committees. Each committee shall consist of one or more of the directors of the Corporation. Such committee or committees shall have duties and powers not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation, these By-Laws, and the respective resolution or resolutions of the Board of Directors.

                                   ARTICLE VI

                                     NOTICES

         Section 6.1. Delivery of Notices. Notices to directors and stockholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation, unless any such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to directors may also be given by telegram or by telecopy.

         Section 6.2. Waiver of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                                  ARTICLE VII

                                    OFFICERS

         Section 7.1. Executive Officers. At the annual meeting of directors the Board of Directors shall elect a Chairman of the Board, President, Secretary and Treasurer and may elect one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers as the Board of Directors may from time to time designate or the business of the Corporation may require. Except for the Chairman of the Board, no executive officer need be a member of the Board. Any number of offices may be held by the same person, except that the office of Secretary may not be held by the Chairman of the Board or the President.

         Section 7.2. Other Officers and Agents. The Board of Directors may also elect such other officers and agents as the Board of Directors may at any time or from time to time determine to be advisable, such officers and such agents to serve for such terms and to exercise such powers and perform such duties as shall be specified at any time or from time to time by the Board of Directors.

         Section 7.3. Tenure; Resignation; Removal; Vacancies. Each officer of the Corporation shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected or appointed pursuant to Section 7.2 of these By-Laws shall have been fixed by the Board of Directors, he or she shall cease to hold such office no later than the date of expiration of such term regardless of whether any other person shall have been elected or appointed to succeed him or her. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Corporation. An officer may resign at any time upon written notice to the Board of Directors. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor or successors to hold office for such term as may be specified by the Board of Directors.

         Section 7.4. Compensation. Except as otherwise provided by these By-Laws, the salaries of all officers and agents of the Corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

         Section 7.5. Authority and Duties. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws. In addition to the powers and duties hereinafter specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors may from time to time impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers.

         Section 7.6. Chairman of the Board. The Chairman of the Board of Directors, who shall be a director, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. As director, he or she shall perform such other duties as may be assigned from time to time by the Board of Directors.

         Section 7.7. President. The President shall be the chief executive officer of the Corporation. He or she shall perform such duties as may be assigned to him or her by the Board of Directors, and in the event of disability or absence of the Chairman of the Board, perform the duties of the Chairman of the Board, including presiding at meetings of stockholders and directors. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge which the interest of the Corporation may require to be brought to their notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the Vice President and the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable.

         Section 7.8. The Vice President(s). The Vice President, or if there be more than one, the Vice Presidents, shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the President. In case of the absence or disability of the President the duties of the office shall, if the Board of Directors or the President has so authorized, be performed by the Vice President, or if there be more than one Vice President, by such Vice President as the Board of Directors or President shall designate.

         Section 7.9. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer of the Corporation authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or by the President or any Vice President.

         Section 7.10. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and, when necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the President or by any Vice President.

                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

         Section 8.1. Form and Signature. The certificates of stock of the Corporation shall be in such form or forms not inconsistent with the Certificate of Incorporation as the Board of Directors shall approve. They shall be numbered, the certificates for the shares of stock of each class to be numbered consecutively, and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer (or any Assistant Treasurer) or the Secretary (or any Assistant Secretary); provided, however, that where any such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation, and registered by a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

         Section 8.2. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representatives, to advertise the same in such manner as it shall require, and to give a bond in such sum as the Board of Directors may direct, indemnifying the Corporation, any transfer agent and any registrar against any claim that may be made against them or any of them with respect to the certificate alleged to have been lost or destroyed.

         Section 8.3. Registration of Transfer. Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         Section 9.2. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

         Section 9.3. Dividends. Dividends upon the capital stock of the Corporation shall in the discretion of the Board of Directors from time to time be declared by the Board of Directors out of funds legally available therefor after setting aside of proper reserves.

         Section 9.4. Checks and Notes. All checks and drafts on the bank accounts of the Corporation, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations and other instruments for the payment of money drawn, signed or accepted by the Corporation, shall be signed or accepted, as the case may be, by such officer or officers, agent or agents as shall be thereunto authorized from time to time by the Board of Directors or by officers of the Corporation designated by the Board of Directors to make such authorization.

         Section 9.5. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

         Section 9.6. Voting of Securities of Other Corporations. In the event that the Corporation shall at any time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, such securities shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors.

         Section 9.7. Transfer Agent. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock. It may appoint one or more transfer agents and one or more registrars and may require all stock certificates to bear the signature of either or both.

         Section 9.8. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware".

                                   ARTICLE X

                                 INDEMNIFICATION

Section 10.1.     Indemnification.

         (a) Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (funds paid or required to be paid to any person as a result of the provisions of this Section 10.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permissible under Delaware law, as then in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

         (b) Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (funds paid or required to be paid to any person as a result of the provisions of this Section 10.1 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permitted under Delaware law, as then in effect, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) Indemnification for Expenses of Successful Party. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section 10.1, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         (d) Determination of Right to Indemnification. Any indemnification under paragraph (a) or (b) of this Section 10.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 10.1. Such determination shall be made (1) by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

         (e) Advancement of Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 10.1. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (f) Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         (g) Insurance. By action of the Board of Directors, notwithstanding an interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this Section 10.l.

         (h) Continuation of Rights to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (i) Protection of Rights Existing at Time of Repeal or Modification. Any repeal or modification of this Section 10.1 shall not adversely affect any right or protection of an indemnified person existing at the time of such repeal or modification.

                                   ARTICLE XI

                                   AMENDMENTS

         Section 11.1. By the Stockholders. These By-Laws may be altered, amended or repealed in whole or in part, and new By-Laws may be adopted, by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, if notice thereof shall be contained in the notice of the meeting.

         Section 11.2. By the Board of Directors. These By-Laws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors if notice thereof shall be contained in the notice of the meeting.